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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Pelican Financial, Inc. on Form S-8 of our report dated March 20, 1998 (April 29, 1999 as to Notes 2, 15, 21, 22), incorporated by reference in the Annual Report on Form 10-K of Pelican Financial, Inc. for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Detroit, Michigan

June 28, 2000